UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 13, 2008

BRE Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-14306	94-1722214
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

525 Market Street, 4th Floor, San Francisco, CA	94105-2712
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (415) 445-6530

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencernent communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2008, Henry Hirvela resigned as the Executive Vice President, Chief Financial Officer of BRE Properties, Inc., effective immediately. Mr. Hirvela resigned for personal reasons and not as a result of any disagreement with the company regarding financial or accounting practices. In conjunction with the resignation, the company has agreed to pay Mr. Hirvela the sum of $366,250.

The company has appointed Edward F. Lange, Jr., currently Executive Vice President, Chief Operating Officer to serve as CFO. Mr. Lange, who will continue to serve as COO, served as CFO from June 2000 to December 2006, and as COO and CFO from January 2007 to May 2008, when Mr. Hirvela joined the company. The company has no immediate plans to commence a search for a new CFO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRE Properties, Inc. (Registrant)

Date: November 14, 2008	/s/ Kerry Fanwick
Kerry Fanwick Executive Vice President and General Counsel